Investor Contact:	Media Contact:
Angie McCabe 818.676.8692 angie.mccabe@healthnet.com	Margita Thompson 818.676.7912 margita.thompson@healthnet.com

HEALTH NET’S BOARD INCREASES
SHARE REPURCHASE AUTHORIZATION TO $400 MILLION

LOS ANGELES, March 13, 2012 – Health Net, Inc. (NYSE:HNT) today announced that, on March 8, 2012, its board of directors approved a $323.7 million increase to the company’s 2011 share repurchase program.

On May 2, 2011, Health Net’s board of directors authorized the company’s 2011 share repurchase program pursuant to which a total of $300 million of Health Net’s outstanding common stock could be repurchased. As of December 31, 2011, the remaining authorization under Health Net’s 2011 share repurchase program was $76.3 million.

Including the additional $323.7 million in newly authorized repurchase authority, Health Net currently has $400 million in remaining repurchase authority.

Subject to board approval, Health Net may repurchase its common stock under its share repurchase program from time to time in privately negotiated transactions, through accelerated share repurchase programs or open market transactions, including pursuant to a trading plan in accordance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, or by any combination of such methods. The timing of any repurchases and the actual number of shares repurchased will depend on a variety of factors, including the company’s stock price, corporate and regulatory requirements, restrictions under the company’s debt obligations, and other market and economic conditions. The share repurchase program may be suspended or discontinued at any time. The company intends to report on its repurchase activity in its quarterly financial disclosures.

About Health Net

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. Health Net provides and administers health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare, Medicaid, U.S. Department of Defense, including TRICARE, and Veterans Affairs programs. Health Net’s behavioral health services subsidiary, Managed Health Network, Inc., provides behavioral health, substance abuse and employee assistance programs to approximately 5.0 million individuals, including Health Net’s own health plan members. Health Net’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit Health Net’s website at www.healthnet.com.

Cautionary Statements

Health Net, Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and regulation of health benefits and managed care operations, including the ultimate impact of the Affordable Care Act, which could materially adversely affect Health Net’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which Health Net does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts and other risks and uncertainties affecting Health Net’s Medicare or Medicaid businesses; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; failure to effectively oversee our third party vendors; noncompliance by Health Net or Health Net’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; Health Net’s ability to complete proposed dispositions on a timely basis or at all; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Health Net’s most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in Health Net’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, Health Net undertakes no obligation to address or publicly update any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

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